UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

ENGILITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35487	45-3854852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3750 Centerview Drive Chantilly, Virginia (Address of Principal Executive Offices)	20151 (Zip Code)

(703) 708-1400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, Engility Holdings, Inc. (the “Company”) announced that, as part of the Company’s organizational realignment, John E. Heller, currently the President of the Company’s Professional Support Services segment, has been appointed Senior Vice President and Chief Operating Officer of the Company, and that General Bantz J. Craddock (USA, Ret.), currently the President of the Company’s Mission Support Services segment, has been appointed Senior Vice President, Strategic Relations. Each of these appointments are effective as of January 1, 2013.

Mr. Heller, age 50, has served as President of the Company’s Professional Support Services segment since July 2012. Mr. Heller joined L-3 Services, Inc. in April 2012. Prior to joining L-3 Services, Mr. Heller served as President of Harris IT Services, a wholly owned subsidiary of Harris Corporation, from July 2010 to April 2012. From June 2007 to July 2010, Mr. Heller served as Vice President & General Manager of DoD Programs for Harris IT Services, which he joined as a result of the acquisition of Multimax Inc. by Harris. At Multimax, Mr. Heller served as President and Chief Operating Officer from June 2006 to June 2007. From 2004 to 2006, Mr. Heller was President and Chief Executive Officer of Netco Government Services Inc., where he led the acquisition and integration of Multimax into Netco. Earlier, Mr. Heller was President and Chief Executive Officer of Rentport Inc., a principal for private equity firm TenX Capital Management, and held a senior management position with Answerthink Consulting. Mr. Heller started his business career at Deloitte & Touche Consulting after serving five years as a logistics officer in the United States Army. Mr. Heller is a graduate of the United States Military Academy at West Point and holds a master of business administration degree from the University of Pittsburgh. Mr. Heller serves on the Business Alumni Association Board of Directors for the Joseph M. Katz Graduate School of Business and College of Business Administration at the University of Pittsburgh.

GEN Craddock, age 63, has served as the President of the Company’s Mission Support Services segment since July 2012, and previously, as President of the MPRI division of L-3 Services, Inc. since January 2010. Prior to joining L-3 Services, GEN Craddock served as the Supreme Allied Commander, Europe and the Commanding General of United States European Command, executive leadership assignments that were the culmination of a 38 year career of military service to the nation. GEN Craddock is a graduate of West Virginia University, holds a Masters of Military Arts and Sciences from the U.S. Army Command and General Staff College. He is the recipient of many U.S. military and international awards and decorations and is a member of the Council on Foreign Relations and serves on the Board of Directors of the Atlantic Council.

The Company’s press release announcing the appointments of Mr. Heller and GEN Craddock is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Engility Holdings, Inc. on December 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: December 19, 2012	By:	/s/ Thomas O. Miiler
	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Engility Holdings, Inc. on December 19, 2012